UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): June 26, 2009

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VISION GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-31104	20-8203420
(State of Incorporation)	Commission File No.	(IRS Employer ID No.)

Vision Global Solutions, Inc.

20400 Stevens Creek Blvd., Suite 700, Cupertino, California 95014

(Address of principal executive offices) (Zip Code)

10600 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014

(Former address of principal executive offices)   Zip Code

Registrant's telephone number, including area code: (408) 873-0400

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Blair Krueger, Esq., Attorney at Law

The Krueger Group, LLP

5510 La Jolla Boulevard

La Jolla, California 92037

Telephone: (858) 729-9997

Facsimile: (858) 729-9995

blair@thekruegergroup.com

All statements contained in this Current Report or in the exhibits furnished with this Current Report, other than statements of historical fact, are forward-looking statements.  These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: our relationships with strategic partners; difficulties in integrating acquired businesses; changes in economic, political or regulatory conditions or other trends; and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable laws or regulations, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Item 1.01.

Entry into a Material Definitive Agreement

On June 26, 2009, Vision Global Solutions, Inc., a Nevada corporation (“VIGS”), and Navitas Capital, LLC, a Nevada limited liability company (“Navitas”), and a shareholder of VIGS, entered into a Promissory Note (the “Note”) for $15,500.  VIGS received $15,500 from Navitas as documented in the Note, which Note shall accrue at an interest rate equal to 10.0% per annum, compounded annually and pro-rated for any partial periods.  The Note will automatically mature and become due and payable on October 1, 2009.  A copy of the Promissory Note is filed as Exhibit 2.1 to this Current Report, and is expressly incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are or will be filed herewith:

Exhibit
Number	Description

2.1	Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISION GLOBAL SOLUTIONS, INC.

Dated: July 2, 2009	By:	/s/ John Kinney
John Kinney
President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Promissory Note